UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2014

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2014, the Board of Directors (the "Board") of Portfolio Recovery Associates, Inc. (the "Company") adopted amendments to the Company's Bylaws (the "Bylaws Amendments"), which became effective immediately upon their adoption. The principal amendments to the Bylaws provide for the shifting of litigation expenses in intra-company litigation, to the fullest extent permitted by law, to an unsuccessful plaintiff who does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, and that a plaintiff in such litigation is required to pay all of its own litigation expenses, as well as all fees, costs and expenses of the Company’s directors, officers or employees, and will not be entitled to recover such litigation expenses from the Company, regardless of whether the plaintiff is successful. The Board also approved Bylaws Amendments that provide that unless the Company consents in writing to the selection of an alternate forum, to the fullest extent permitted by law, a state or federal court in the State of Delaware shall be the exclusive forum for derivate actions or proceedings brought against the Company, asserting a breach of fiduciary duty owed by a director, officer or other employee of the Company to the Company or the Company’s stockholders, asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or asserting a claim governed by the internal affairs doctrine. The Bylaws Amendments also include a number of other ministerial, clarifying and conforming changes, including matters concerning Board communications and other Board actions taken by electronic means.

The above description of the Bylaws Amendments is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1 The Company’s Amended and Restated Bylaws Effective as of July 28, 2014

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

July 31, 2014	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	The Company’s Amended and Restated Bylaws Effective as of July 28, 2014